UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2005

NATIONAL INSTRUMENTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25426

Delaware	74-1871327
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No.)

11500 North MoPac Expressway, Austin, TX 78759
(Address of Principal Executive Offices, Including Zip Code)

(512) 338-9119
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act( 17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)     As previously reported in a Form 8-K filed on June 15, 2005, on June 9, 2005, National Instruments Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm. The decision to dismiss PWC was approved by the Audit Committee of the Board of Directors of the Company.

(b)     On June 15, 2005, the Company engaged Ernst & Young LLP (“E&Y”) as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005 and to review the financial statements to be included in the Company’s quarterly reports on Form 10-Q for the quarters ending June 30, 2005 and September 30, 2005.

Prior to the engagement of E&Y, neither the Company nor anyone on behalf of the Company consulted with E&Y during the Company’s two most recent fiscal years and through June 9, 2005, in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Signature(s)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2005	NATIONAL INSTRUMENTS CORPORATION By:/s/ Alexander M. Davern Alexander M. Davern Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations